UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2020

Commission File Number: 000-53497

Vivos Inc.

(Exact name of registrant as specified in its charter.)

Delaware	80-0138937
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

719 Jadwin Avenue, Richland, Washington 99352

(Address of principal executive offices)

509-736-4000

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	RDGL	N/A

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Current Report”) to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2020 (the “Original Filing”) by Vivos Inc. (the “Company”) is being filed to supplement the disclosure previously reported under Item 8.01 of the Original Filing, including providing additional information with respect to the events that occurred which resulted in the Company’s reliance on the Order (as defined below).

Except as stated herein, this Amended Current Report does not reflect events occurring after the filing of the Original Filing and no attempt has been made in this Amended Current Report to modify or update other disclosures as presented in the Original Filing. Accordingly, this Amended Current Report should be read in conjunction with the Original Filing and our filings with the SEC subsequent to the filing of the Original Filing.

Item 8.01 Other Events.

As reported in the Original Filing, on March 4, 2020, the U.S. Securities and Exchange Commission (the “Commission”) issued an order under Section 36 (Release No. 34-88318), of the Securities Exchange Act of 1934, as amended (“Exchange Act”), as modified on March 25, 2020 (Release No. 34-88465), granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the “Order”). The Order provides that a registrant subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any filings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the filing of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

In connection with the filing of the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, the Company is relying on the Order as a result of the circumstances set forth below.

The State of Washington, where the Company has its base operations as well as certain vendors located within Seattle was one of the epicenters for the coronavirus pandemic (“COVID-19”). The Company has closed its offices and requested that all employees work remotely until further notice. Employees affected include certain of its key personnel responsible for assisting the Company in the preparation of its financial statements. In view of these ongoing circumstances, the Company has been unable to timely provide its auditors and accountants with financial records to provide consent, and therefore allow the Company to file a timely and accurate Quarterly Report on Form 10-Q for the period ending March 31, 2020 by the prescribed date without undue hardship and expense to the Company.

Accordingly, in reliance upon the Order, the Company expects to file its Quarterly Report on Form 10-Q for the period ending March 31, 2020, no later than June 29, 2020 (which is 45 days from the original filing deadline of May 15, 2020).

As previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on April 28, 2020, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q with the following risk factor:

Pandemics including COVID-19 may adversely affect our business.

The recent unprecedented events related to COVID-19, the disease caused by the novel coronavirus (SARS-CoV-2), have had significant health, economic, and market impacts and may have short-term and long-term adverse effects on our business that we cannot predict as the global pandemic continues to evolve. The extent and effectiveness of responses by governments and other organizations also cannot be predicted.

Our ability to access the capital markets is unknown during the COVID-19 pandemic. Any such limitation on available financing would adversely affect our business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2020

Vivos Inc.

By:	/s/ Michael Korenko
Name:	Michael Korenko
Title:	Chief Executive Officer